Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XENOPORT, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3330837
(State of Incorporation)	(I.R.S. Employer Identification No.)

3410 Central Expressway

Santa Clara, CA 95051

(Address of principal executive offices and zip code)

2005 Employee Stock Purchase Plan

(Full title of the plan)

Ronald W. Barrett, Ph.D.

Chief Executive Officer

XenoPort, Inc.

3410 Central Expressway

Santa Clara, CA 95051

(408) 616-7200

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Chadwick L. Mills, Esq.

COOLEY LLP

3175 Hanover Street

Palo Alto, CA 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.001 per share, including related rights to purchase Series A junior participating preferred stock(2)	250,000 shares	$7.94	$1,985,000	$230.66

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock (the “Common Stock”) that become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration that results in an increase in the number of shares of the Registrant’s outstanding Common Stock.
(2)	Each share of the Registrant’s Common Stock being registered hereunder, if issued prior to the termination by the Registrant of its rights agreement, dated as of December 15, 2005, as amended, between the Registrant and the rights agent named therein, includes Series A junior participating preferred stock purchase rights (the “Rights”). Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Registrant’s Common Stock and have no value except as reflected in the market price of the shares to which they are attached.
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Select Market on March 24, 2015.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 250,000 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2005 Employee Stock Purchase Plan.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8

The contents of the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission on June 3, 2005 (File No. 333-125518), April 18, 2006 (File No. 333-133357), May 11, 2007 (File No. 333-142844), May 8, 2008 (File No. 333-150730), January 9, 2013 (File No. 333-185940) and January 16, 2014 (File No. 333-193391) are incorporated by reference herein.

EXHIBITS

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of XenoPort, Inc.

4.2(2)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of XenoPort, Inc.

4.3(3)	Amended and Restated Bylaws of XenoPort, Inc.

4.4(4)	Certificate of Designation of Series A Junior Participating Preferred Stock.

4.5(5)	Specimen Common Stock Certificate.

4.6(6)	Form of Right Certificate.

4.7(7)	Rights Agreement, dated as of December 15, 2005, by and between XenoPort, Inc. and Mellon Investor Services LLC.

4.8(8)	Amendment No. 1 to Rights Agreement, dated as of January 29, 2015, by and between the Company and Computershare Inc., successor rights agent to Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC).

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page).

99.1.1(9)	XenoPort, Inc. 2005 Employee Stock Purchase Plan.

99.1.2(10)	Form of 2005 Employee Stock Purchase Plan Offering Document.

(1)	Previously filed as Exhibit 3.1 to XenoPort, Inc.’s quarterly report on Form 10-Q (No. 000-51329) for the period ended June 30, 2005, as filed with the Securities and Exchange Commission on August 11, 2005, and incorporated by reference herein.
(2)	Previously filed as Exhibit 3.4 to XenoPort Inc.’s current report on Form 8-K (File No. 000-51329), filed with the Securities and Exchange Commission on May 18, 2012, and incorporated by reference herein.
(3)	Previously filed as Exhibit 3.2 to XenoPort, Inc.’s quarterly report on Form 10-Q (No. 000-51329) for the period ended June 30, 2005, as filed with the Securities and Exchange Commission on August 11, 2005, and incorporated by reference herein.
(4)	Previously filed as Exhibit 3.1 to XenoPort, Inc.’s current report on Form 8-K (No. 000-51329), as filed with the Securities and Exchange Commission on December 16, 2005, and incorporated by reference herein.

(5)	Previously filed as Exhibit 4.1 to XenoPort, Inc.’s registration statement on Form S-1, as amended (No. 333-122156), as filed with the Securities and Exchange Commission on April 13, 2005, and incorporated by reference herein.
(6)	Previously filed as Exhibit 4.1 to XenoPort, Inc.’s current report on Form 8-K (No. 000-51329), as filed with the Securities and Exchange Commission on December 16, 2005, and incorporated by reference herein.
(7)	Previously filed as Exhibit 4.2 to XenoPort, Inc.’s current report on Form 8-K (File No. 000-51329), as filed with the Securities and Exchange Commission on December 16, 2005, and incorporated herein by reference.
(8)	Previously filed as Exhibit 4.2 to XenoPort, Inc.’s current report on Form 8-K (File No. 000-51329), as filed with the Securities and Exchange Commission on February 3, 2015, and incorporated by reference herein.
(9)	Previously filed as Exhibit 10.11 to XenoPort Inc.’s registration statement on Form S-1, as amended (No. 333-122156), as filed with the Securities and Exchange Commission on March 2, 2005, and incorporated by reference herein.
(10)	Previously filed as Exhibit 10.12 to XenoPort Inc.’s registration statement on Form S-1, as amended (No. 333-122156), as filed with the Securities and Exchange Commission on March 2, 2005, and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on March 27, 2015.

XENOPORT, INC.

By:	/s/ Ronald W. Barrett
Ronald W. Barrett
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald W. Barrett and William G. Harris, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald W. Barrett	Chief Executive Officer and Director (Principal Executive Officer)	March 27, 2015
Ronald W. Barrett

/s/ William G. Harris	Senior Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	March 27, 2015
William G. Harris

/s/ Paul L. Berns	Director	March 27, 2015
Paul L. Berns

/s/ Dennis M. Fenton	Director	March 27, 2015
Dennis M. Fenton

/s/ John G. Freund	Director	March 27, 2015
John G. Freund

/s/ Catherine J. Friedman	Director	March 27, 2015
Catherine J. Friedman

/s/ Jeryl L. Hilleman	Director	March 27, 2015
Jeryl L. Hilleman

/s/ Ernest Mario	Director	March 27, 2015
Ernest Mario

/s/ William J. Rieflin	Director	March 27, 2015
William J. Rieflin

/s/ Wendell Wierenga	Director	March 27, 2015
Wendell Wierenga

EXHIBIT INDEX

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of XenoPort, Inc.

4.2(2)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of XenoPort, Inc.

4.3(3)	Amended and Restated Bylaws of XenoPort, Inc.

4.4(4)	Certificate of Designation of Series A Junior Participating Preferred Stock.

4.5(5)	Specimen Common Stock Certificate.

4.6(6)	Form of Right Certificate.

4.7(7)	Rights Agreement, dated as of December 15, 2005, by and between XenoPort, Inc. and Mellon Investor Services LLC.

4.8(8)	Amendment No. 1 to Rights Agreement, dated as of January 29, 2015, by and between the Company and Computershare Inc., successor rights agent to Computershare Shareowner Services LLC (f/k/a Mellon Investor Services LLC).

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page).

99.1.1(9)	XenoPort, Inc. 2005 Employee Stock Purchase Plan.

99.1.2(10)	Form of 2005 Employee Stock Purchase Plan Offering Document.

(1)	Previously filed as Exhibit 3.1 to XenoPort, Inc.’s quarterly report on Form 10-Q (No. 000-51329) for the period ended June 30, 2005, as filed with the Securities and Exchange Commission on August 11, 2005, and incorporated by reference herein.
(2)	Previously filed as Exhibit 3.4 to XenoPort Inc.’s current report on Form 8-K (File No. 000-51329), filed with the Securities and Exchange Commission on May 18, 2012, and incorporated by reference herein.
(3)	Previously filed as Exhibit 3.2 to XenoPort, Inc.’s quarterly report on Form 10-Q (No. 000-51329) for the period ended June 30, 2005, as filed with the Securities and Exchange Commission on August 11, 2005, and incorporated by reference herein.
(4)	Previously filed as Exhibit 3.1 to XenoPort, Inc.’s current report on Form 8-K (No. 000-51329), as filed with the Securities and Exchange Commission on December 16, 2005, and incorporated by reference herein.
(5)	Previously filed as Exhibit 4.1 to XenoPort, Inc.’s registration statement on Form S-1, as amended (No. 333-122156), as filed with the Securities and Exchange Commission on April 13, 2005, and incorporated by reference herein.
(6)	Previously filed as Exhibit 4.1 to XenoPort, Inc.’s current report on Form 8-K (No. 000-51329), as filed with the Securities and Exchange Commission on December 16, 2005, and incorporated by reference herein.
(7)	Previously filed as Exhibit 4.2 to XenoPort, Inc.’s current report on Form 8-K (File No. 000-51329), as filed with the Securities and Exchange Commission on December 16, 2005, and incorporated herein by reference.
(8)	Previously filed as Exhibit 4.2 to XenoPort, Inc.’s current report on Form 8-K (File No. 000-51329), as filed with the Securities and Exchange Commission on February 3, 2015, and incorporated by reference herein.
(9)	Previously filed as Exhibit 10.11 to XenoPort Inc.’s registration statement on Form S-1, as amended (No. 333-122156), as filed with the Securities and Exchange Commission on March 2, 2005, and incorporated by reference herein.
(10)	Previously filed as Exhibit 10.12 to XenoPort Inc.’s registration statement on Form S-1, as amended (No. 333-122156), as filed with the Securities and Exchange Commission on March 2, 2005, and incorporated by reference herein.